SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549
                         ------------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                         ------------------------------

                              WACHOVIA CORPORATION
             (Exact name of registrant as specified in its charter)


     NORTH CAROLINA                                    1473727
(State or other jurisdiction of                   (I.R.S. Employer
 incorporation or organization)                  Identification Number)

    100 NORTH MAIN STREET, P.O. BOX 3099, WINSTON-SALEM, NORTH CAROLINA 27101
        191 PEACHTREE STREET, N.E., P.O. BOX 4148, ATLANTA, GEORGIA 30303
          (Address of principal executive offices, including zip code)

                         WACHOVIA CORPORATION STOCK PLAN
               (As Amended and Restated effective April 25, 1997)
                             (Full title of the plan)

                             Alice Washington Grogan
                              Secretary and Counsel
                              Wachovia Corporation
                              100 North Main Street
                              Post Office Box 3099
                       Winston-Salem, North Carolina 27150
                                 (910) 732-5801
            (Name, address and telephone number, including area code,
                              of agent for service)


                         CALCULATION OF REGISTRATION FEE

                                                  PROPOSED             PROPOSED
TITLE OF                                          MAXIMUM              MAXIMUM
SECURITIES             AMOUNT                     OFFERING             AGGREGATE                 AMOUNT OF
TO BE                  TO BE                      PRICE                OFFERING                  REGISTRATION
REGISTERED             REGISTERED                 PER SHARE(1)         PRICE(1)                  FEE(1)
----------             -----------                ------------         --------                  ------
Common
Stock, par value
$5.00 per share        9,000,000 shares           $61.50               $553,500,000               $167,727.27



(1) Pursuant to Rule 457(c) and (h)(1), based on the average of the high and low prices of the registrant's common stock on July 21, 1997, as reported on the New York Stock Exchange.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

                  Pursuant to General Instruction E to Form S-8, the contents of Registration Statement No. 33- 53325 on Form S-8 are incorporated by reference in this Registration Statement on Form S-8.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

                  The legality of the securities offered hereby has been passed upon by Kenneth W. McAllister, Esq., General Counsel of the Company, who owns approximately 22,672 shares of Common Stock and has been granted options to purchase 55,007 shares of Common Stock and restricted awards for 25,000 shares of Common Stock under plans of the Company.

ITEM 8.  EXHIBITS.

                  The following exhibits are filed as a part of this Registration Statement:


         NUMBER                             DESCRIPTION

          4.1      Copy of the Wachovia Corporation Stock Plan, as amended and restated effective
                   April 25, 1997

          4.2      Articles IV, VII, IX, X and XI of the Company's
                   Amended and Restated Articles of Incorporation which are incorporated by reference to Exhibit 3.1 to the Company's Annual Report on Form 10-K for the year ended December 31, 1993 (File No. 1-9021)

          4.3      Article 1, Section 1.8 and Article 6 of the Company's Bylaws, which are incorporated by reference to Exhibit 3.2 to the Company's Quarterly Report on Form 10-Q for the
                   quarter ended March 31, 1997 (File No. 1-9021)

          5        Opinion of Kenneth W. McAllister, Esq., as to the legality of the Common Stock being registered

         23.1      Consent of Kenneth W. McAllister, Esq., which is contained in his opinion filed as
                   Exhibit 5

         23.2      Consent of Ernst & Young LLP

         24        Power of Attorney


                                   SIGNATURES

                                 THE REGISTRANT

                  Pursuant to the requirements of the Securities Act of 1933, Wachovia Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Winston-Salem, State of North Carolina, on this 25th day of April, 1997.

                               WACHOVIA CORPORATION

                               By:      Leslie M. Baker, Jr.
                                        Leslie M. Baker, Jr.
                                        President and Chief Executive Officer



         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on April 25, 1994.


    Leslie M. Baker, Jr.                                                 John G. Medlin, Jr.
-------------------------------------------------------       -------------------------
Name:       Leslie M. Baker, Jr.                              Name:       John G. Medlin, Jr.
Title:      Director, President and                           Title:      Chairman of the Board
            Chief Executive Officer
            (principal executive officer)


    John L. Clendenin *                                         Lawrence M. Gressette, Jr. *
-------------------------------------------------------       --------------------------------
Name:       John L. Clendenin                                 Name:       Lawrence M. Gressette, Jr.
Title:      Director                                          Title:      Director


    Thomas K. Hearn, Jr. *                                             George W. Henderson, III *
-----------------------------------------------------        ---------------------------------------
Name:       Thomas K. Hearn, Jr.                              Name:       George W. Henderson, III
Title:      Director                                          Title:      Director

    W. Hayne Hipp *                                                    Robert M. Holder, Jr. *
-------------------------------------------------------        ----------------------------------------
Name:       W. Hayne Hipp                                     Name:       Robert M. Holder, Jr.
Title:      Director                                          Title:      Director

    Robert A. Ingram *                                                 James W. Johnston *
-------------------------------------------------------       -----------------------------------------
Name:       Robert A. Ingram                                  Name:       James W. Johnston
Title:      Director                                          Title:      Director

    Wyndham Robertson *                                             Herman J. Russell *
-------------------------------------------------------       -----------------------------------------

Name:       Wyndham Robertson                                 Name:       Herman J. Russell
Title:      Director                                          Title:      Director

    Sherwood H. Smith, Jr. *                                      John C. Whitaker, Jr. *
-------------------------------------------------------       -----------------------------------------
Name:       Sherwood H. Smith, Jr.                            Name:       John C. Whitaker, Jr.
Title:      Director                                          Title:      Director

                                                     II - 2






        Robert S. McCoy, Jr.                                              Donald K. Truslow
---------------------------------------------------             ------------------------------------
Name:       Robert S. McCoy, Jr.                              Name:       Donald K. Truslow
Title:      Executive Vice President and                      Title:      Comptroller (principal
            Chief Financial Officer                                       accounting officer)
            (principal financial officer)



By:  Kenneth W. McAllister
     Name: Kenneth W. McAllister
     Attorney-in-Fact

                                  EXHIBIT INDEX
                                      TO
                      REGISTRATION STATEMENT ON FORM S-8 OF
                                WACHOVIA CORPORATION



EXHIBIT NO.               DESCRIPTION



 4.1 Copy of the Wachovia Corporation Stock Plan (as amended and restated effective April 25, 1997)

 4.2              Articles IV, VII, IX, X and XI of the Company's
                  Amended and Restated Articles of Incorporation,
                  which are incorporated by reference to Exhibit 3.1
                  to the Company's Annual Report on Form 10-K for
                  the year ended December 31, 1993 (File No. 1-9021)         *

4.3               Article 1, Section 1.8 and Article 6 of the Company's      *
                  Bylaws, which are incorporated by reference to
                  Exhibit 3.2 to the Company's Quarterly Report on
                  Form 10-Q for the quarter ended March 31, 1997
                  (File No. 1-9021)

 5 Opinion of Kenneth W. McAllister, Esq., as to the legality of the Common Stock being registered

23.1 Consent of Kenneth W. McAllister, Esq., which is contained in his opinion filed as Exhibit 5

23.2              Consent of Ernst & Young LLP

24                Power of Attorney

------
 * Incorporated by reference.